Press Release	Source: Acquired Sales Corp.

ACQUIRED SALES CORP. SIGNS LETTER OF INTENT TO ACQUIRE COGILITY SOFTWARE CORPORATION

SAN JOSE, CA.--(BUSINESS WIRE)--November 4, 2010-- Cogility Software Corporation, a leader in Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations with complex information  management requirements (www.cogility.com), and Acquired Sales Corp. (Pink Sheets: AQSP.PK), today announced that they have signed a letter of intent for a wholly-owned subsidiary of Acquired Sales to acquire Cogility in a stock-for-stock merger.

Closing of the transaction is subject to a number of conditions, including the completion of a 1-for-20 reverse split of Acquired Sales' common stock, completion of mutually acceptable due diligence, delivery of audited financial statements, execution of definitive merger documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

Gerard M. Jacobs, the Chairman and Chief Executive Officer of Acquired Sales, said, “Cogility has developed patent-pending software technology that, among other things, is solving mission-critical problems facing the U.S. defense and intelligence communities and many corporations today: how to quickly access and analyze the avalanche of data generated by disparate sources and stored in many different databases. Cogility's Dynamic Template Event Processing Language (TEPL) is helping Department of Defense clients continuously monitor large data sets from disparate systems while providing the warfighter and intelligence analyst with information organized in such a manner as to help them understand the adversaries' actions and intent.

"This software technology is so uniquely capable that during the past two years -- without any advertising or promotional campaigns -- Cogility has gained significant traction within the U.S. defense and intelligence communities, as evidenced by its most recent contract with the Joint IED Defeat Organization (JIEDDO), which leads U.S. Department of Defense actions to rapidly provide Counter Improvised Explosive Device capabilities to U.S. troops," Jacobs added.

Matthew Ghourdjian, the founder, Chairman and Chief Executive Officer of Cogility, said, "Users are becoming increasingly interested in advanced software tools that can save 50% to 70% in software development life cycle costs. Cogility's software technology has such impressive capabilities we have developed a significant pipeline of deals pending in both the federal and private sector sides of our business. We expect our company to grow rapidly over the next few years, and as a result, we will require additional human and capital resources to do so. After carefully considering the various options that are available to provide these resources, we have concluded that going public with Gerry Jacobs and Acquired Sales is the right move for us. We are excited about our prospects."

About Cogility Software Corporation

Cogility was founded in 2003 by Matthew Ghourdjian, formerly a partner at KPMG Consulting and Arthur Andersen. Cogility has offices in San Jose, California, in Anaheim, California, and in Alexandria, Virginia. Part of Cogility's key personnel is an engineering team with vast experience in model-driven design. In addition to Cogility's clients in the U.S. defense and intelligence communities, Cogility's private sector clients include CashCall, Inc., Apria Healthcare, and Australian satellite-based subscription television SelecTV. Cogility also owns 49% of the shares of common stock of Cortez Systems, Chino Hills, California, a privately-controlled software development and marketing firm offering revenue-generating, state-of-the-art technological solutions to municipal, county, and state governments.

About Acquired Sales Corp.

Acquired Sales Corp. is a publicly traded shell corporation controlled by Gerard M. Jacobs, its Chairman and CEO, who is also a director of Patient Home Monitoring Corp. (TSXV: PHM).  Mr. Jacobs previously co-founded and served as the CEO of Metal Management, Inc. (now part of Sims Metal Management Ltd., NYSE: SMS), and of Think Partnership Inc. (now called Inuvo, Inc., NYSE Amex: INUV).  Mr. Jacobs has also served as a director of Crown Group Inc. (now called America's Car-Mart, Inc., NASDAQ: CRMT).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Acquired Sales Corp. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to: large competitors; lack of brand awareness; balance sheet weakness and need for additional capital; potential for dilution; lack of a meaningful public market for our stock; difficult economic times; dependence upon defense-related spending; risks associated with federal contracting; and risks associated with protection of intellectual property. Acquired Sales Corp. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Acquired Sales Corp.'s filings with the Securities and Exchange Commission.

Contact:
     Acquired Sales Corp.
     Xavier Hermosillo 310-344-1494
     Xavier@HelloClick.com